Exhibit 99.1

Luna Innovations Reports Strong Fourth Quarter and Full Year 2017 Financial Results

•	Revenue of $13.2 million and $46.2 million for the quarter and full fiscal year ended December 31, 2017, up 12.1% and 10.4%, respectively versus same periods prior year

•
Net income from continuing operations of $0.2 million, which includes effects of a one-time pre-tax charge of $0.7 million, and adjusted EBITDA of $1.2 million for the quarter ended December 31, 2017, compared to $0.3 million and $1.0 million, respectively, for the same period last year

•
Net loss from continuing operations of less than $0.1 million, which includes effects of a one-time pre-tax charge of $0.7 million, and Adjusted EBITDA of $2.5 million for the full year ended December 31, 2017, each up $2.6 million versus the prior full year

(ROANOKE, VA, March 20, 2018) - Luna Innovations Incorporated (NASDAQ: LUNA), a leader in advanced optical technology, today announced its financial results for the fourth quarter and year ended December 31, 2017.
“We are extremely pleased about our continued progress strategically and operationally, which resulted in our strong financial performance both for the fourth quarter and the full year ended December 31, 2017,” said Scott Graeff, President and Chief Executive Officer of Luna. “We delivered $0.7 million in income from continuing operations for the fourth quarter of 2017 when normalized for the $0.7 million one-time charge related to the departure of My Chung. We achieved double-digit growth in revenues year over year and recognized positive income from continuing operations for the fourth quarter. I'm incredibly proud of the whole Luna team, whose sharp focus allowed us to deliver these results. The demand for our test and measurement products is growing and this was reflected in our robust fourth quarter and 2017 full year results. Silicon photonics and its applications in high speed networks and data centers is driving the telecommunications test segment, and our ODiSI platform continues to gain traction with the ever-expanding use of composite materials in manufacturing. We believe the macro trends behind the growing demand in these markets leave us well positioned to continue our growth into 2018 and beyond."
Total revenues for the three months ended December 31, 2017, were $13.2 million, compared to $11.8 million for the three months ended December 31, 2016. Technology development revenues grew to $5.1 million for the three months ended December 31, 2017, from $4.5 million for the three months ended December 31, 2016. Products and licensing revenues were $8.1 million for the three months ended December 31, 2017, compared to $7.3 million for the three months ended December 31, 2016.
The company recognized income from continuing operations of $0.2 million for the three months ended December 31, 2017, compared to $0.3 million for the three months ended December 31, 2016. The 2017 results include the effects of a one-time pre-tax charge of $0.7 million in association with the retirement of the company's former chief executive officer in October 2017. Adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA") was $1.2 million for the three months ended December 31, 2017, compared to adjusted EBITDA of $1.0 million for the three months ended December 31, 2016. Adjusted EBITDA is a non-GAAP financial measure used by management to measure operating performance and is reconciled to income from continuing operations for the respective periods within the table included at the end of this release. Net income attributable to common stockholders was $0.4 million for the three months ended December 31, 2017 compared to $0.3 million for the three months ended December 31, 2016.

Fourth Quarter Financial Highlights
Gross profit increased to $5.4 million, or 41% of total revenues, for the three months ended December 31, 2017, compared to gross profit of $4.7 million, or 40% of total revenues, for the three months ended December 31, 2016.
Selling, general and administrative expenses increased to $4.4 million for the three months ended December 31, 2017, compared to $3.5 million for the three months ended December 31, 2016. Selling, general and administrative expenses for the three months ended December 31, 2017 included $0.7 million of costs incurred in association with the retirement of the company's former chief executive officer in October 2017, including both cash and share-based costs. Research, development and engineering expenses increased to $0.9 million for the three months ended December 31, 2017, compared to $0.8 million for the three months ended December 31, 2016.
Before taxes, the company achieved essentially break-even results from continuing operations for the three months ended December 31, 2017, compared to pre-tax income from continuing operations of $0.4 million for the three months ended December 31, 2016. Excluding the impact of the expenses recognized in connection with the retirement of the company's former chief executive officer, the pre-tax income from continuing operations for the three months ended December 31, 2017 would have been $0.7 million. After tax, the company recognized income from continuing operations of $0.2 million for the three months ended December 31, 2017, compared to $0.3 million for the three months ended December 31, 2016.
The company had income from discontinued operations of $0.2 million for the three months ended December 31, 2017 compared to a loss from discontinued operations of less than $0.1 million for the three months ended December 31, 2016.
Net income attributable to common stockholders was $0.4 million for the three months ended December 31, 2017, compared to $0.3 million for the three months ended December 31, 2016. Adjusted EBITDA was $1.2 million for the three months ended December 31, 2017, compared to adjusted EBITDA of $1.0 million for the three months ended December 31, 2016.
Cash and cash equivalents were $37.0 million as of December 31, 2017, and $12.8 million as of December 31, 2016. The company purchased approximately 483,000 shares of its common stock during the three months ended December 31, 2017.
Full Year 2017 Financial Highlights
Total revenues were $46.2 million for the year ended December 31, 2017, compared to $41.9 million for the year ended December 31, 2016. Technology development revenues increased to $18.6 million for the year ended December 31, 2017 compared to $16.3 million for the year ended December 31, 2016. Products and licensing revenues increased to $27.7 million for the year ended December 31, 2017, compared to $25.6 million for the year ended December 31, 2016.
Gross profit for the year ended December 31, 2017, grew to $18.1 million compared to $15.8 million for the year ended December 31, 2016. The gross margin was 39% of total revenues for the year ended December 31, 2017 and 38% for the year ended December 31, 2016.
Selling, general and administrative expenses remained flat at $14.8 million for the years ended December 31, 2017 and 2016. Selling, general and administrative expenses for 2017 included $0.7 million of costs related to the retirement of the company's former chief executive officer as described above.
Research, development and engineering expenses were $3.5 million for the years ended December 31, 2017 and 2016.
The company's resulting pre-tax loss from continuing operations improved to $0.3 million for the year ended December 31, 2017, compared to a pre-tax loss from continuing operations of $2.8 million for the year ended December 31, 2016. After tax, the company recognized a loss from continuing operations of less than $0.1 million for the year ended December 31, 2017, compared to $2.7 million for the year ended December 31, 2016.
For the year ended December 31, 2017, the company recognized income from discontinued operations of $14.7 million related to the after-tax gain associated with the sale of the company's HSOR business.
The company recognized net income attributable to common stockholders of $14.5 million for the year ended December 31, 2017, compared to a net loss attributable to common stockholders of $2.5 million for the year ended December 31, 2016. The net income for 2017 resulted from the income from discontinued operations discussed above. Adjusted EBITDA improved to $2.5 million for the year ended December 31, 2017, compared to $0.2 million for the year ended December 31, 2016.

Non-GAAP Measures
In evaluating the operating performance of its business, the company's management considers adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted

EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, the company will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the fourth quarter of 2017 and the full year ended December 31, 2017. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 3184618. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the company's website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna:
Luna Innovations Incorporated (www.lunainc.com) is a leader in advanced optical technology, providing unique capabilities in high speed optoelectronics and high performance fiber optic test products for the telecommunications industry and distributed fiber optic sensing for the aerospace and automotive industries. The company is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. The company's business model is designed to accelerate the process of bringing new and innovative technologies to market.
Forward-Looking Statements:
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the company's expectations regarding the company’s potential for continued growth in 2018 and beyond. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and the company undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenues:
Technology development revenues	$5,147,954	$4,508,851	$18,576,383	$16,280,582
Products and licensing revenues	8,067,243	7,284,556	27,660,891	25,587,187
Total revenues	13,215,197	11,793,407	46,237,274	41,867,769
Cost of revenues:
Technology development costs	3,943,118	3,486,897	13,988,378	12,473,211
Products and licensing costs	3,919,842	3,634,871	14,120,071	13,589,858
Total cost of revenues	7,862,960	7,121,768	28,108,449	26,063,069
Gross profit	5,352,237	4,671,639	18,128,825	15,804,700
Operating expense:
Selling, general and administrative	4,427,717	3,467,323	14,770,986	14,763,709
Research, development, and engineering	887,719	750,426	3,469,193	3,540,227
Total operating expense	5,315,436	4,217,749	18,240,179	18,303,936
Operating income/(loss)	36,801	453,890	(111,354)	(2,499,236)
Other expense:
Other income/(expense), net	175	15,002	(4,498)	13,071
Interest expense, net	(38,647)	(82,253)	(218,506)	(319,334)
Total other expense	(38,472)	(67,251)	(223,004)	(306,263)
(Loss)/income from continuing operations before income taxes	(1,671)	386,639	(334,358)	(2,805,499)
Income tax (benefit)/expense	(235,915)	38,233	(295,753)	(135,567)
Income/(loss) from continuing operations	234,244	348,406	(38,605)	(2,669,932)
Income/(loss) from discontinued operations, net of income taxes	201,085	(42,246)	14,653,510	300,440
Net income/(loss)	435,329	306,160	14,614,905	(2,369,492)
Preferred stock dividend	49,558	30,527	146,889	105,258
Net income/(loss) attributable to common stockholders	$385,771	$275,633	$14,468,016	$(2,474,750)
Net income/(loss) per share from continuing operations:
Basic	$0.01	$0.01	$—	$(0.10)
Diluted	$0.01	$0.01	$—	$(0.10)
Net income/(loss) per share from discontinued operations:
Basic	$0.01	$—	$0.53	$0.01
Diluted	$0.01	$—	$0.53	$0.01
Net income/(loss) per share attributable to common stockholders:
Basic	$0.01	$0.01	$0.52	$(0.09)
Diluted	$0.01	$0.01	$0.52	$(0.09)
Weighted average shares:
Basic	27,485,278	27,543,882	27,579,988	27,547,217
Diluted	31,790,418	32,568,289	27,579,988	27,547,217

Luna Innovations Incorporated
Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,981,533	$12,802,458
Accounts receivable, net	9,857,009	10,269,012
Receivable from sale of HSOR business	4,000,976	—
Inventory, net	6,951,110	6,848,835
Prepaid expenses	1,220,650	1,375,659
Current assets held for sale	—	5,801,629
Total current assets	59,011,278	37,097,593
Property and equipment, net	3,453,741	3,482,687
Intangible assets, net	3,237,593	3,367,217
Goodwill	502,000	502,000
Other assets	18,024	38,194
Non-current assets held for sale	—	10,509,282
Total assets	$66,222,636	$54,996,973
Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long term debt obligation	1,833,333	1,833,333
Current portion of capital lease obligation	43,665	52,128
Accounts payable	2,962,863	2,954,742
Accrued liabilities	8,959,935	7,913,544
Deferred revenue	1,026,339	837,906
Current liabilities held for sale	—	2,376,703
Total current liabilities	14,826,135	15,968,356
Long-term deferred rent	1,184,438	1,319,402
Long-term debt obligation	603,007	2,420,032
Long-term capital lease obligation	71,275	114,940
Non-current liabilities held for sale	—	84,555
Total liabilities	16,684,855	19,907,285
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at December 31, 2017 and 2016	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 28,354,822 and 27,988,104 shares issued, 27,283,918 and 27,541,277 shares outstanding at December 31, 2017 and 2016, respectively	29,186	28,600
Treasury stock at cost, 1,070,904 and 446,827 shares at December 31, 2017 and 2016, respectively	(1,649,746)	(517,987)
Additional paid-in capital	83,563,208	82,451,958
Accumulated deficit	(32,406,189)	(46,874,205)
Total stockholders’ equity	49,537,781	35,089,688
Total liabilities and stockholders’ equity	$66,222,636	$54,996,973

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Years ended December 31,
	2017	2016
	(unaudited)
Cash flows provided by/(used in) operating activities:
Net income/(loss)	$14,614,905	$(2,369,492)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation and amortization	2,526,609	3,713,879
Stock-based compensation	715,094	860,215
Loss on disposal of fixed assets	3,640	—
Gain on sale of discontinued operations, net of income taxes	(15,671,028)	—
Bad Debt	99,888	305,593
Changes in operating assets and liabilities:
Accounts receivable	1,152,055	(3,568,761)
Inventory	(1,902,311)	492,932
Other assets	83,428	(238,736)
Accounts payable and accrued expenses	(896,534)	564,689
Deferred credits	189,296	(160,156)
Net cash provided by/(used in) operating activities	915,042	(399,837)
Cash flows provided by/(used in) investing activities:
Acquisition of property and equipment	(1,352,531)	(1,509,984)
Proceeds from sale of property and equipment	3,000	—
Intangible property costs	(495,597)	(490,200)
Proceeds from sale of discontinued operations, net	28,026,528	—
Net cash provided by/(used in) investing activities	26,181,400	(2,000,184)
Cash flows used in financing activities:
Payments on debt obligations	(1,833,333)	(1,871,635)
Payments on capital lease obligation	(52,128)	(56,873)
Purchase of treasury stock	(1,131,759)	(333,053)
Borrowings under term loans	—	—
Proceeds from the exercise of options	99,853	—
Net cash used in financing activities	(2,917,367)	(2,261,561)
Net change in cash and cash equivalents	24,179,075	(4,661,582)
Cash and cash equivalents—beginning of period	12,802,458	17,464,040
Cash and cash equivalents—end of period	$36,981,533	$12,802,458
Supplemental disclosure of cash flow information
Cash paid for interest	$209,497	$308,116
Dividend on preferred stock, 79,292 shares of common stock issuable for each of the years ended December 31, 2017 and 2016	$146,889	$105,258
Cash paid for income taxes	$377,907	$233,732
Cash received for income tax refunds	$—	$67,127

Luna Innovations Incorporated
Reconciliation of Income/(Loss) from Continuing Operations to EBITDA and Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Income/(loss) from continuing operations	$234,244	$348,406	$(38,605)	$(2,669,932)
Interest expense	38,647	82,253	218,506	319,334
Income tax (benefit)/expense	(235,915)	38,233	(295,753)	(135,567)
Depreciation and amortization	375,049	376,931	1,261,768	1,466,171
EBITDA	412,025	845,823	1,145,916	(1,019,994)
Share-based compensation	238,667	194,861	715,094	860,215
CEO separation costs other than share-based compensation	595,992	—	595,992	—
Adjusted EBITDA	$1,246,684	$1,040,684	$2,457,002	$(159,779)

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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com